Exhibit 99.1

Silver Spike Investment Corp. Reports Second Quarter 2024 Financial Results and Announces Cash Dividend of $0.25 Per Share

NEW YORK, August 8, 2024 (GLOBE NEWSWIRE) --- Silver Spike Investment Corp. (“SSIC” or the “Company”) (NASDAQ: SSIC), a specialty finance company that has elected to be regulated as a business development company, today announced its financial results for the second quarter ended June 30, 2024.

Quarter Ended 6/30/24 Highlights

•	Total investment income of $3.1 million

•	Net investment income of $1.5 million, or $0.25 per share

•	Investment portfolio of $53.4 million at fair value

•	Net asset value (“NAV”) per share decreased from $13.60 on March 31, 2024 to $13.56 on June 30, 2024

•	A cash dividend of $0.25 per share was declared. The dividend is payable on September 27, 2024 to stockholders of record on September 19, 2024.

Scott Gordon, Chairman and Chief Executive Officer of the Company, commented “While there remains some uncertainty around federal cannabis regulatory reform in the near-term, we have seen positive momentum at the state level, with several meaningful catalysts expected over the coming months. Larger scaled cannabis operators and certain cannabis brands have performed well in what remains a generally difficult operating environment for cannabis companies. As expected, we have recently seen an increase in debt capital markets activity, a trend that we expect to continue and one that we believe that we are well-positioned to take advantage of. The Company’s existing portfolio has performed well against the challenging cannabis market backdrop, and we are pleased to announce another quarterly dividend of $0.25.”

Loan Portfolio Acquisition Agreement

On February 20, 2024, the Company announced that it entered into a definitive agreement to purchase from Chicago Atlantic Loan Portfolio, LLC (“CALP”) a portfolio of loans (the “CALP Loan Portfolio”) in exchange for newly issued shares of the Company’s common stock, subject to certain customary closing conditions (the “Loan Portfolio Acquisition”). The Company filed a registration statement on Form N-14 in connection with the Loan Portfolio Acquisition with the Securities and Exchange Commission (the “SEC”) on April 15, 2024, and filed pre-effective amendments thereto on June 20, 2024 and July 31, 2024.

Results of Operations

For the three months ended June 30, 2024, total investment income was $3.1 million. This compares to total expenses of $1.6 million, which includes $0.5 million of expenses related to the Loan Portfolio Acquisition, resulting in net investment income of $1.5 million, or $0.25 per share.

The Company recorded a net unrealized loss of $0.2 million during the quarter ended June 30, 2024, primarily related to the fair valuation of our debt investments. The Company generated a net increase in net assets from operations of $1.3 million, or $0.21 per share.

Net Asset Value

As of June 30, 2024, NAV per share decreased to $13.56, compared to $13.60 as of March 31, 2024. The decrease in NAV per share was primarily driven by dividend payments. Total net assets as of June 30, 2024 were $84.3 million, compared to $84.5 million as of March 31, 2024.

Portfolio and Investment Activity

•	As of June 30, 2024, the Company’s investment portfolio had an aggregate fair value of approximately $53.4 million, comprising $44.3 million in secured loans in four portfolio companies, $8.3 million in secured notes in two portfolio companies, and $0.8 million of equity in one portfolio company.

•	During the quarter ended June 30, 2024, the Company added one portfolio company to its portfolio. The Company made one additional investment on July 16, 2024 and funded a portion of its delayed draw loan commitments on July 30, 2024.

•	As of June 30, 2024, there were no loans on non-accrual status.

Liquidity and Capital Resources

As of June 30, 2024, the Company had $34.0 million in available liquidity, comprising $34.0 million in cash equivalents.

Dividend

The Company’s Board of Directors declared a cash dividend of $0.25 per share.

The following are the key dates for the dividend:

Record Date	September 19, 2024
Payment Date	September 27, 2024

The Company has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not “opted out” of the DRIP in accordance with the terms of the DRIP and the procedures of their broker or other financial intermediary will have their cash dividends automatically reinvested in additional shares of the Company’s common stock. A stockholder whose shares are held by a broker or other financial intermediary should contact their broker or other financial intermediary as soon as possible in order to determine the time by which the stockholder must take action in order to receive dividends in cash.

Conference Call

The Company will host a conference call and webcast to discuss the Company's second quarter 2024 financial results at 8:00 a.m. Eastern Time on Friday, August 9, 2024. Participants may register for the call here. A live webcast of the call will also be available on the Company’s website at ssic.silverspikecap.com.

The presentation to be used in connection with the conference call and webcast will be available at ssic.silverspikecap.com.

A replay of the call will be available at ssic.silverspikecap.com by end of day August 9, 2024.

About Silver Spike Investment Corp.

The Company is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. The Company’s investment objective is to maximize risk-adjusted returns on equity for its shareholders by investing primarily in direct loans to privately held middle-market companies, with a focus on cannabis companies and other companies in the health and wellness sector. The Company is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries. For more information, please visit ssic.silverspikecap.com.

Forward-Looking Statements

Some of the statements in this communication constitute forward-looking statements because they relate to future events, future performance or financial condition of the Company or the Loan Portfolio Acquisition. The forward-looking statements may include statements as to: future operating results of the Company and distribution projections; business prospects of the Company and the prospects of its portfolio companies; and the impact of the investments that the Company expects to make. In addition, words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this communication involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the Loan Portfolio Acquisition closing; (ii) the ability to realize the anticipated benefits of the Loan Portfolio Acquisition; (iii) the percentage of Company stockholders voting in favor of the proposals submitted for their approval; (iv) the possibility that competing offers or acquisition proposals will be made; (v) the possibility that any or all of the various conditions to the consummation of the Loan Portfolio Acquisition may not be satisfied or waived; (vi) risks related to diverting management’s attention from ongoing business operations; (vii) the risk that stockholder litigation in connection with the Loan Portfolio Acquisition may result in significant costs of defense and liability; (viii) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (ix) risks associated with possible disruption in the operations of the Company or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine), natural disasters or global health pandemics, such as the COVID-19 pandemic; (x) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (xi) changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of the Company’s assets; (xii) elevating levels of inflation, and its impact on the Company, on its portfolio companies and on the industries in which it invests; (xiii) the Company’s plans, expectations, objectives and intentions, as a result of the Loan Portfolio Acquisition; (xiv) the future operating results and net investment income projections of the Company; (xv) the ability of Silver Spike Capital, LLC (the “Adviser”) to locate suitable investments for the Company and to monitor and administer its investments; (xvi) the ability of the Adviser or its affiliates to attract and retain highly talented professionals; (xvii) the business prospects of the Company and the prospects of its portfolio companies; (xviii) the impact of the investments that the Company expects to make; (xix) the expected financings and investments and additional leverage that the Company may seek to incur in the future; (xx) conditions in the Company’s operating areas, particularly with respect to business development companies or regulated investment companies; (xxi) the ability of CALP to obtain the necessary consents for, or otherwise identify and obtain additional loans for including in the CALP Loan Portfolio; (xxii) the regulatory requirements applicable to the transaction and any changes to the transaction necessary to comply with such requirements; (xxiii) the satisfaction or waiver of the conditions to the consummation of the transaction, and the possibility in that in connection that the closing will not occur or that it will be significantly delayed; (xxiv) the realization generally of the anticipated benefits of the Loan Portfolio Acquisition and the possibility that the Company will not realize those benefits, in part or at all; (xxv) the performance of the loans included in the CALP Loan Portfolio, and the possibility of defects or deficiencies in such loans notwithstanding the diligence performed by the Company and its advisors; (xxvi) the ability of the Company to realize cost savings and other management efficiencies in connection with the transaction as anticipated; (xxvii) the reaction of the trading markets to the transaction and the possibility that a more liquid market or more extensive analyst coverage will not develop for the Company as anticipated; (xxviii) the reaction of the financial markets to the transaction and the possibility that the Company will not be able to raise capital as anticipated; (xxix) the diversion of management’s attention from the Company’s ongoing business operations; (xxx) the risk of stockholder litigation in connection with the transaction; (xxxi) the strategic, business, economic, financial, political and governmental risks and other risk factors affecting the business of the Company and the companies in which it is invested as described in the Company’s public filings with the SEC and (xxxii) other considerations that may be disclosed from time to time in the Company’s publicly disseminated documents and filings. The Company has based the forward-looking statements included in this communication on information available to it on the date of this communication, and it assumes no obligation to update any such forward-looking statements. Although the Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that the Company may make directly to you or through reports that the Company in the future may file with the SEC, including the Proxy Statement/Prospectus, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving the Company and CALP, along with the related proposals for which stockholder approval will be sought. In connection with the proposals, the Company has filed relevant materials with the SEC, including a registration statement on Form N-14, which includes a proxy statement and a prospectus of the Company (the “Proxy Statement/Prospectus”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE LOAN PORTFOLIO ACQUISITION AND THE PROPOSALS. Investors and security holders are able to obtain the documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, or from the Company’s website at ssic.silverspikecap.com.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Adviser and its affiliates may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Loan Portfolio Acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company stockholders in connection with the Loan Portfolio Acquisition is contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC. This document may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in the Company or in any fund or other investment vehicle managed by the Adviser or any of its affiliates.

Contacts

Investors:

Bill Healy
Bill@silverspikecap.com

212-905-4933

SILVER SPIKE INVESTMENT CORP.

Statements of Assets and Liabilities

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments at fair value (amortized cost of $52,382,633 and $53,471,317, respectively)	$53,398,164	$54,120,000

Cash and cash equivalents	34,003,851	32,611,635
Interest receivable	1,638,987	1,755,360
Deferred offering costs	761,867	-
Prepaid expenses	182,945	39,276
Other assets	69,913	50,000
Paydown receivable	21,000	-
Due from affiliate	-	-
Deferred financing costs	-	-
Total assets	90,076,727	88,576,271

LIABILITIES
Transaction fees payable related to the Loan Portfolio Acquisition	2,506,784	711,264
Income-based incentive fees payable	1,839,756	1,511,253
Offering costs payable	676,791	-
Management fee payable	246,324	257,121
Capital gains incentive fees payable	160,953	87,583
Audit fees payable	147,848	123,998
Unearned interest income	62,189	-
Legal fees payable	56,595	84,824
Valuation fees payable	34,485	24,675
Directors fees payable	32,974	94,760
Administrator fees payable	28,019	86,463
Other payables	16,628	13,822
Professional fees payable	8,815	17,233
Due to affiliate	493	-
Distributions payable	-	2
Excise tax payable	-	10,655
Total liabilities	5,818,654	3,023,653

Commitments and contingencies (Note 6)	-	-

NET ASSETS
Common Stock, $0.01 par value, 100,000,000 shares authorized, 6,214,964 and 6,214,941 shares issued and outstanding, respectively	62,149	62,149
Additional paid-in-capital	85,030,784	85,041,203
Distributable earnings (Accumulated losses)	(834,860)	449,266
Total net assets	$84,258,073	$85,552,618
Total liabilities and net assets	$90,076,727	88,576,271
NET ASSET VALUE PER SHARE	$13.56	$13.77

SILVER SPIKE INVESTMENT CORP.

Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
INVESTMENT INCOME
Non-control/non-affiliate investment income
Interest income	$2,790,333	$2,762,449	$5,516,830	$5,220,288
Fee income	291,000	131,250	324,750	131,250
Total investment income	3,081,333	2,893,699	5,841,580	5,351,538

EXPENSES
Transaction expenses related to the Loan Portfolio Acquisition	533,019	-	2,639,069	-
Management fee	246,324	257,489	492,455	495,908
Income-based incentive fees	328,503	442,673	328,503	646,494
Audit expense	96,925	87,500	203,550	185,383
Administrator fees	101,187	87,853	199,643	165,697
Legal expenses	81,822	87,256	139,873	186,016
Insurance expense	66,212	66,393	132,491	135,475
Capital gains incentive fees	(46,555)	(137,602)	73,369	5,000
Other expenses	47,476	20,204	66,667	39,708
Director expenses	48,793	31,746	54,319	67,690
Valuation fees	25,080	21,000	27,053	94,065
Custodian fees	12,000	12,000	23,850	24,000
Professional fees	14,914	17,775	14,914	35,967
Total expenses	1,555,700	994,287	4,395,756	2,081,403

NET INVESTMENT INCOME (LOSS)	1,525,633	1,899,412	1,445,824	3,270,135

NET REALIZED GAIN (LOSS) FROM INVESTMENTS
Non-controlled/non-affiliate investments	-	(210,767)	-	(210,767)
Net realized gain (loss) from investments	-	(210,767)	-	(210,767)

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) FROM INVESTMENTS
Non-controlled/non-affiliate investments	(232,772)	(477,241)	366,848	509,116
Net change in unrealized appreciation (depreciation) from investments	(232,772)	(477,241)	366,848	509,116
Net realized and unrealized gains (losses)	(232,772)	(688,008)	366,848	298,349

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$1,292,861	$1,211,404	$1,812,672	$3,568,484

NET INVESTMENT INCOME (LOSS) PER SHARE — BASIC AND DILUTED	$0.25	$0.31	$0.23	$0.53
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE — BASIC AND DILUTED	$0.21	$0.19	$0.29	$0.57
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC AND DILUTED	6,214,949	6,214,672	6,214,945	6,214,672